Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated July 21, 2014 relating to the years ended December 31, 2013 audited financial statements of Kallo Inc. which appears in this Annual Report on Form 10-K for that period in the Registration Statement on Form S-8 No. (333-183737).

MALONEBAILEY, LLP
MaloneBailey, LLP

www.malone−bailey.com
Houston, Texas

July 21, 2014